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                            Articles of Incorporation
                                       of
                           Major Fleet & Leasing Corp.

                                       3.6


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                          CERTIFICATE OF INCORPORATION
                                       OF
                           MAJOR FLEET & LEASING CORP.


Filed by:
                           Weinstein & DeZorett, Esqs.
                                585 Stewart Ave.
                              Garden City, NY 11530


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                          CERTIFICATE OF INCORPORATION

                           MAJOR FLEET & LEASING CORP.

Under Section 402 of the Business Corporation Law.

         The Undersigned, for the purpose of forming a corporation pursuant to
Section 402 of the Business Corporation Law of the State of New York, does hereby certify and set forth:

         FIRST: The name of the corporation is MAJOR FLEET & LEASING CORP.

         SECOND: The purposes for which the corporation is formed are:

         To engage in any lawful act or activity for which corporations may be organized under the business corporation law, provided that the corporation is not formed to engage in any act or activity which requires the act or approval of any state official, department, board, agency or other body without such approval or consent first being obtained.

         To engage in the business of buying and selling, either at retail or at wholesale, importing and exporting, and of renting and leasing automobiles, motor trucks, motor cycles, campers, travel trailers, and all kinds of vehicles, machines and contrivances for the transfer, carriage or transportation of goods, passengers or mails, whether propelled by gas, electricity or other power.

         To engage in the business of leasing or renting Buicks, Cadillacs, Chevrolets, Chryslers, Lincoln's, Dodges, Fords, Imperials, Jeeps, Mercury's, Oldsmobiles, Plymouths, Pontiacs, Ramblers, Volkswagens, Jaguars, Mercedes-Benz, Alfa Romeos, Fiats, Saabs, Porsches, Volvos and every other kind and make of motor vehicle, whether domestic or foreign, and for such period or periods of time as the corporation may deem advantageous.

         To engage in the business of buying and selling gasoline, lubricating oils and greases, anti-freeze, tires, and other supplies for automobiles and motor trucks; to establish, maintain and operate garages for the storage of its motor vehicles; to act as intermediary in the making of policies of insurance, and generally to do everything done by those engaged in the business of leasing automobiles.


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         To acquire by purchase, subscription, underwriting or otherwise, and to own, hold for investment, or otherwise, and to use, sell assign, transfer, mortgage, pledge, exchange or otherwise dispose of real and personal property of every sort and description and wheresoever situated, including shares of stock, bonds, debentures, notes, scrip, securities, evidences of indebtedness, contracts or obligations of any corporation or association, whether domestic or foreign, or of any firm or individual or of the United States or any state, territory or dependency of the United States or any foreign country, or any municipality or local authority within or without the United States, and also to issue in exchange therefor, stocks, bonds, or other securities or evidences of indebtedness of this corporation and, while the owner or holder of any such property, to receive, collect and dispose of the interest, dividends and income on or from such property and to possess and exercise in respect thereto all of the rights, powers and privileges of ownership, including all voting powers thereon.

         To construct, build, purchase, lease or otherwise acquire, equip, hold, own, improve, develop, manage, maintain, control, operate, lease, mortgage, create liens upon, sell convey or otherwise dispose of and turn to account, any and all plants, machinery, works, implements and things or property, real and personal, of every kind and description, incidental to, connected with, or suitable, necessary or convenient for any of the purposes enumerated herein, including all or any part or parts of the properties, assets, business and good will of any persons, firms, associations or corporations.

         The powers, rights and privileges provided in this certificate are not to be deemed to be in limitation of similar, other or additional powers, rights and privileges granted or permitted to a corporation by the Business Corporation Law, it being intended that this corporation shall have all the rights, powers and privileges granted or permitted to a corporation by such statute.

         THIRD: The office of the corporation is to be located in the City of new York, County of Queens, State of New York.

         FOURTH: The aggregate number of shares which the corporation shall have the authority to issue is Two Hundred (200), all of which shall be without par value.

         FIFTH: The Secretary of State is designated as the agent of the corporation upon whom process against it may be served. The post office


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address to which the Secretary of State shall mail a copy of any process against the corporation served upon him is:

                                            34-44 Steinway St.
                                            Astoria, NY

         IN WITNESS WHEREOF, this certificate has been subscribed to this 15th day of July, 1985, by the undersigned, who affirms that the statements made herein are true under the penalties of perjury.


                                             ---------------
                                             Gerald Weinberg
                                             90 State St.
                                             Albany, NY